THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED AND SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                          COMMON STOCK PURCHASE WARRANT

                                       OF

                              DBS INDUSTRIES, INC.


No. ____

        FOR VALUE RECEIVED, DBS INDUSTRIES, INC., a Delaware corporation (the "Company") hereby certifies that SJ Capital (the "Agent") or its permitted assigns, is entitled to purchase from the Company, at any time or from time to time commencing on ____, 2000 and prior to ___ 2005, _________ (______) fully paid and non-assessable shares of the Common Stock, $.0004 par value per share, of the Company for an aggregate purchase price of $______ (computed on the basis of $_____ per share). (Hereinafter, (i) the Common Stock, $.0004 par value, of the Company, is referred to as the "Common Stock," (ii) the shares of Common Stock purchasable hereunder are referred to as the "Warrant Shares," (iii) the aggregate purchase price payable for the Warrant Shares hereunder is referred to as the "Aggregate Warrant Price," (iv) the price payable for each of the Warrant Shares hereunder is referred to as the "Per Share Warrant Price," (v) this Warrant and all warrants hereafter issued in exchange or substitution for this Warrant or such similar Warrants are referred to as the "Warrants" and (vi) each holder of this Warrant is referred to as the "Holder"). The Aggregate Warrant Price is not subject to adjustment. The Per Share Warrant Price is subject to adjustment as hereinafter provided; in the event of any such adjustment, the number of Warrant Shares, deliverable upon exercise of this Warrant shall be adjusted by dividing the Aggregate Warrant Price by the Per Share Warrant Price in effect immediately after such adjustment.

1.      Exercise of Warrant.

        1.1 This Warrant may be exercised, in whole at any time or in part from time to time, commencing on ___, 2000 and prior to ___, 2005, by the Holder by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the address set forth in Section 9 hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part, with payment for Warrant Shares made by certified or official bank check payable to the order of the Company.

        1.2 If this Warrant is exercised in part, this Warrant must be exercised for a number of whole shares of Common Stock whose value is not less than $500, and the Holder is entitled to receive a new Warrant covering the Warrant Shares which have not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon surrender of this Warrant, the Company will (i) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of Common Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional shares of the Common Stock to which the Holder shall be entitled, pay to the Holder cash in an amount equal to the fair value of such fractional shares (determined in such reasonable manner as the Board of Directors of the Company shall determine), and (ii) deliver the other securities and properties receivable upon exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

2. Reservation of Warrant Shares; Listing. The Company agrees that, prior to the expiration of this Warrant, the Company will at all times (a) have authorized and in reserve, and will keep available, solely for issuance and delivery upon the exercise of this Warrant, the shares of the Common Stock free and clear of all restrictions on sale or transfer, other than under Federal or state securities laws, and free and clear of all preemptive rights and rights of first refusal and (b) have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant the shares of Common Stock and other securities and properties as from time to time shall be receivable upon such exercise, free and clear of all restrictions on sale or transfer, other than under Federal or state securities laws, and free and clear of all preemptive rights and rights of first refusal; and (c) if the Company hereafter lists its Common Stock on any national securities exchange or on Nasdaq, use its best efforts to keep the Common Stock authorized for listing on such exchange or on Nasdaq.

3.      Protection Against Dilution.

        3.1 If, at any time or from time to time after the date of this Warrant, the Company shall issue or distribute to the holder of shares of Common Stock any evidence of its indebtedness, any other securities of the Company or any cash, property or other assets (excluding a subdivision, combination or reclassification, or dividend or distribution payable in shares of Common Stock, referred to in Subsection 3.2, and also excluding cash dividends or cash distributions paid out of net profits legally available therefor in the full amount thereof, together with the value of other dividends and distributions made substantially concurrently therewith or pursuant to a plan which includes payment thereof, that is equivalent to not more than 5% of the Company's net worth) (any such non-excluded event being herein called a "Special Dividend"), the Company shall give the Holder at least thirty (30) business days notice of such Special Dividend prior to the record date therefor, and the Holder may elect to exercise this Warrant in whole or in part prior to such record date and to participate in such Special Dividend. Should the Company fail to give the Holder notice as provided in this Subsection 3.1, the Per Share Warrant Price shall be adjusted by multiplying the Per Share Warrant Price then in effect by a fraction, the numerator of which shall be the then current Market Price of the Common Stock less the fair market value determined in good faith by the Company's Board of Directors) of the evidence of indebtedness, cash, securities, or property, or other assets issued or distributed in such Special Dividend applicable to one share of Common Stock and the denominator of which shall be the then current Market Price of the Common Stock. An adjustment made pursuant to this Subsection 3.1 shall become effective immediately after the record date of any such Special Dividend.

        3.2 In case the Company shall hereafter (i) pay a dividend or make a distribution on its capital stock in shares of Common Stock , (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a small number of shares or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, the Per Share Warrant Price shall be adjusted to be equal to a fraction, the numerator of which shall be the Aggregate Warrant Price and the denominator of which shall be number of shares of Common Stock or other capital stock of the Company which the Holder would have owned immediately following such action had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this Subsection 3.2 shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

        3.3 In case of any capital reorganization or reclassification, or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), the Holder of this Warrant shall have the right thereafter to receive on the exercise of this Warrant the kind and amount of securities, cash or other property which the Holder would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Warrant been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in this
Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. The above provisions of this Subsection 3.3 shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances. The Company shall require the issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant to be responsible for all of the agreements and obligations of the Company hereunder. Notice of any such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and of such provisions so proposed to be made, shall be mailed to the Holder(s) of the Warrant not less than thirty (30) business days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

        3.4 In case any event  shall  occur as to which the  provisions  of this
Section 3 are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles thereof then, in each such case, the majority of the Holders may elect to prepare a certificate setting forth in reasonable detail the facts which the majority of the Holders believe require such adjustment or modification and the manner of computing the same and cause a copy of such certificate to be mailed to the Company. Upon receipt of such certificate, the Company will promptly make the adjustments described therein; provided, however, that in the event the Company disputes its obligation to make such adjustments, such dispute shall promptly be submitted to binding arbitration by and pursuant to the rules of the American Arbitration Association in San Francisco, California (the "AAA") in accordance with the rules of the AAA, whose decision each of the parties agrees shall be final and binding on all parties. In the event such dispute is submitted to arbitration under this Subsection 3.4, the non-prevailing party in such arbitration shall be responsible for all fees and expenses relating to such arbitration (including, without limitation, the reasonable fees and expenses of counsel and a firm of independent public accountants, if any, for the prevailing party).

        3.5 No adjustment in the Per Share Warrant price shall be required unless such adjustment would require an increase or decrease of at least $0.05 per share of Common Stock; provided, however, that any adjustments which by reason of this Subsection 3.5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, further, however, that adjustments shall be required and made in accordance with the provisions of this Section 3 (other than this Subsection 3.5) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the Holder of this Warrant or Common Stock issuable upon the exercise hereof. All calculations under this Section 3 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Anything in this Section 3 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Per Share Warrant Price, in addition to those required by this Section 3, as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

        3.6 Whenever the Per Share Warrant Price is adjusted as provided in this
Section 3 and upon any modification of the rights of Holder of Warrants in accordance with this Section 3, the Company shall promptly prepare a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause copies of such certificate to be mailed to the Holders of the Warrants. The Company may, but shall not be obligated to unless requested by a majority of the Holders, obtain, at its expense, a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors setting forth the Per Share Warrant Price and the number of Warrant Shares after such adjustment or the effect of such modification.

        3.7 If the Board of Directors of the Company shall declare any dividend or other distribution with respect to the Common Stock other than a cash distribution out of earned surplus, the Company shall mail notice thereof to the Holders of the Warrants not less than fifteen (15) business days prior to the record date fixed for determining stockholders entitled to participate in such dividend or other distribution.

        3.8 If, as a result of an adjustment made pursuant to this Section 3, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock, the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to the Holder of any Warrant promptly after such adjustment) shall determine the allocation of the adjusted Per Share Warrant Price between or among shares or such classes of capital stock.

4. Fully Paid Stock; Taxes. The Company agrees that shares of Common Stock delivered upon the exercise of this Warrant shall at the time of such delivery, be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive rights or rights of first refusal, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Common Stock is at all times equal to or less than the then Per Share Warrant Price. The Company further covenants and agrees that it will pay, when due and payable, any and all Federal and state stamp, original issue or similar taxes imposed upon the Company which may be payable in respect of the issue of any Warrant Share or any certificate thereof.

5.      Registration Under Securities Act of 1933.

        5.1 Company Registration. On or before the one hundred eightieth (180th) day after the Initial Closing, the Company shall use its best efforts to prepare, file with the SEC, and cause to become effective a registration statement on form SB-2 (or in the event Form SB-2 is not available to the Company, such other form as may be available for use by the Company) (the "Registration Statement") relating to the Warrant Shares.

        5.2 Maintenance. The Company shall use its best efforts to maintain the effectiveness of the registration statement filed under Subsections 5.1(a) until the earlier of: (a) the date on which all the Warrant Shares have been sold; and
(b) the second anniversary of the effective date of such Registration Statement; provided, however, that unless all of the Warrant Shares held by a holder as of such first anniversary could then be sold in a single transaction in accordance with Rule 144 under the Securities Act without exceeding the volume limitations thereof, if the Company receives written notice from the Holder or the holder of Warrant Shares that the Holder of Warrant Shares may be deemed to be an "affiliate" of the Company for purposes of the Securities Act, the date in this
Section 5.2 shall be extended until the Holder of Warrant Shares advises the Company that it no longer believes it may be deemed such an "affiliate."

        5.3 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this
Section 5 shall be borne by the Company; and, unless otherwise stated, all underwriting discounts and selling commissions applicable to the sale relating to securities registered by the Holder of Warrant Shares shall be borne by the Holder of Warrant Shares pro rata on the basis of the number of shares so registered.

        5.4 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 5, the Company will keep each Holder and each holder of Warrant Shares advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will furnish such number of prospectuses and other documents incident thereto as a Holder or holder of Warrant Shares from time to time may reasonably request.

        5.5    Indemnification.

               (a) The Company will, and does hereby undertake to, indemnify and hold harmless each Holder of Warrant Shares, each of their officers, directors and partners, and each person controlling such Holder of Warrant Shares within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this
Section 5, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including settlement of any litigation, commenced or threatened, to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law, arising out of or based on compliance with, any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus (preliminary or final), offering circular or other document or amendments thereto, or arising out of or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or arising out of or any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder of Warrant Shares, each of their officers, directors and partners, and each person controlling such Holder of Warrant Shares, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument executed by such Holder of Warrant Shares or underwriter expressly for use in connection with such registration.

               (b) Each Holder of Warrant Shares will, if securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors and officers, agents and employees, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder of Warrant Shares, each of their officers, directors and partners and each person controlling such Holder of Warrant Shares within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof to which they may become subject) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or amendments thereto, or any omission (or alleged omission) to state therein a material fact required to be stated therein in light of the circumstances in which they were made, or necessary to make the statements therein, not misleading, and will reimburse the Company, such Holder of Warrant Shares, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument executed by such Holder of Warrant Shares expressly for use in connection with such registration; provided, however, that the obligations of such Holder of Warrant Shares hereunder shall be limited to an amount equal to the proceeds to each such holder of Warrant Shares from the sale of such Warrant Shares as contemplated herein.

               (c) Each party entitled to indemnification  under this Subsection
5.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall deliver written notice to the Indemnifying Party of commencement thereof. The Indemnifying Party, at its sole option, may participate in or assume the defense of any such claim or any litigation resulting therefrom with counsel reasonably satisfactory to the Indemnified Party, and the Indemnified Party may participate in such defense at Indemnified Party's expense.

               (d) The indemnification provided for under this Warrant will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling person of such Indemnified Party and will survive the transfer of securities registered under the Registration Statement. The Indemnifying Party also agrees to make such provisions, as are reasonably requested by an Indemnified Party, for contribution to such party in the event the Indemnifying Party's indemnification is unavailable for any reason. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 5.5 except to the extent that such failure to give notice shall materially and adversely affect the Indemnifying Party in the defense of any such litigation. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term a release from all liability in respect to such claim or litigation by the claimant or plaintiff to such Indemnified Party.

        5.6 Information by Holder. Each Holder of Warrant Shares included in any registration shall furnish to the Company such information regarding such Holder of Warrant Shares and the distribution proposed by such Holder of Warrant Shares as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 5.

        5.7 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Warrant Shares to the public without registration, the Company agrees to use its best efforts to:

               (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the date of this Warrant;

               (b) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

               (c) Furnish to the Holder of Warrant Shares, upon written request, a written statement as to its compliance with the reporting requirements of said Rule 144, and of its compliance with the Securities Act and the Exchange Act; the Company shall provide forthwith upon written request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder of Warrant Shares may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder of Warrant Shares to sell any such securities without registration.

        5.8 "Market Stand-Off" Agreement. Each Holder agrees not to sell or otherwise transfer or dispose of the Warrant Shares held by such Holder during the one hundred and twenty (120) day period commencing on the date of this Warrant.

6.      Investment Intent; Limited Transferability; Restrictive Legend.

        6.1  The  Holder  represents,   by  accepting  this  Warrant,   that  it
understands that this Warrant and any securities obtainable upon exercise of this Warrant have not been registered for sale under Federal or state securities laws and are being offered and sold to the Holder pursuant to one or more exemptions from the registration requirements of such securities laws. The Holder understands that it must bear the economic risk of its investment in this Warrant and any securities obtainable upon exercise of this Warrant for an indefinite period of time, as this Warrant and such securities have not been registered under Federal or state securities laws and therefore cannot be sold unless subsequently registered under such laws, unless an exemption from such registration is available.

        6.2 This Warrant may not be sold, transferred, assigned or hypothecated by the Holder except in compliance with the provisions of the Securities Act. The Company may treat the registered Holder of this Warrant as the Holder appears on the Company's books at any time as the Holder for all purposes. The Company shall permit any Holder of a Warrant or his duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of Warrants. Any assignment permitted hereunder shall be made by surrender of this Warrant to the Company at its principal office with the form of assignment attached hereto duly executed. In such event, the Company shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee(s) named in such instrument of assignment and this Warrant shall be promptly cancelled. In the case of a partial assignment of this Warrant, the Company shall, without charge, execute and deliver a new Warrant in the name of the Holder for that number of Warrants not so assigned. All Warrants issued upon the transfer or assignment of this Warrant will be dated the same date as this Warrant, and all rights of the holder thereof shall be identical to those of the Holder.

        6.3 Unless a registration statement is in effect covering the Warrant Shares when issued, each Warrant Share, when issued, shall include a legend in substantially the following form:

     THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT RELATING TO THE SECURITIES WHICH IS EFFECTIVE UNDER THE SECURITIES ACT, OR (ii) RULE 144 PROMULGATED UNDER THE SECURITIES ACT OR (iii) AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS IS AVAILABLE.

7. Loss, etc., of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

8. Warrant Holder Not Stockholder. Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise hereof.

9. Notices. Any communications specifically required hereunder to be in writing, if sent to SJ Capital, will be mailed, delivered or telefaxed and confirmed to it at SJ Capital, 601 California Street, Suite 1300, San Francisco, CA, 94108,
Att: Stephen Jizmagian, with a copy to Coudert Brothers, 530 Lytton Avenue, Suite 300, Palo Alto, CA 94301, Att: Greg L. Pickerel, Esq.; if sent to a Holder of Warrant Shares other than SJ Capital, shall be mailed, delivered or telefaxed and confirmed to the last known address of such Holder of Warrant Shares appearing in the records of the Company; and if sent to the Company, will be mailed, delivered or telefaxed and confirmed to it at 100 Shoreline Highway, Suite 190A, Mill Valley, California 94941, Att: Fred Thompson, with a copy to 300 Capitol Mall, Suite 1100, Sacramento, California 95814, Att: Eric J. Stiff, Esq.

10. Headings. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

11. Applicable Law. This Warrant shall be governed by and construed in accordance with the law of the State of California without giving effect to the principles of conflicts of law thereof.

12. Assignment. This Warrant shall be binding upon the Company and its successor and assigns and shall inure to the benefit of Holder and its successors and assigns. The Holder shall notify the Company upon the assignment of this Warrant.

        IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its President and its corporate seal to be hereunto affixed and attested by its Secretary this ___ day of _____, 2000.

                              DBS INDUSTRIES, INC.


                                            By: __________________________
                                                Name: Fred W. Thompson
                                                Title: President


ATTEST:


------------------------
        Secretary

[Corporate Seal]

                                  SUBSCRIPTION


        The undersigned, _________________, pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for and purchase _______________ shares of the Common Stock, par value $.0004 per share, of DBS Industries, Inc. covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.

Dated: ______________ Signature: _____________________

                                            Address: ______________________


INSTRUCTIONS FOR REGISTRATION OF COMMON STOCK

Name _____________________________________
        (Please typewrite or print in block letters)


Address____________________________________

Social Security No./Taxpayer ID No.

                                          ASSIGNMENT


        FOR VALUE RECEIVED ____________ hereby sells, assigns and transfers unto ______ _____________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint ____________________, attorney, to transfer said Warrant on the books of DBS Industries, Inc.


Dated: _______________Signature: _____________________

                                            Address: _______________________




                                      PARTIAL ASSIGNMENT

        FOR VALUE RECEIVED ____________ hereby sells, assigns and transfers unto ______ _____________ the right to purchase _____ shares of the Common Stock, par value $.0004 per share, of DBS Industries, Inc. covered by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced thereby, and does irrevocably constitute and appoint ___________________, attorney, to transfer that part of said Warrant on the books of DBS Industries, Inc.

Dated: _______________Signature: _____________________

                                            Address: _______________________